                                                                        01/04/89

                                 EMPLOYEE STOCK

                                 OWNERSHIP PLAN

                                    AND TRUST

                                       OF

                          STANDARD MOTOR PRODUCTS, INC.


                                                       Effective January 1, 1989
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                  AGREEMENT made this 5th day of January, 1989, by and between
Standard Motor Products, Inc. (the "Company"), a corporation organized under the laws of the State of New York, Mark S. Chanko, Sanford
Kay and Boris Jody (the "Trustees").

                              W I T N E S S E T H :

                  WHEREAS, the Company desires to adopt and establish an employee stock ownership plan, known as the Employee Stock Ownership Plan and Trust of Standard Motor Products, Inc. (the "Plan") in order to provide retirement benefits for its eligible employees and their beneficiaries;

                  WHEREAS, the Company intends that the Plan meet the requirements of an employee stock ownership plan under Section 4975 of the Internal Revenue Code for its eligible employees; and

                  NOW, THEREFORE, in consideration of the premises, it is agreed that the EMPLOYEE STOCK OWNERSHIP PLAN AND TRUST OF STANDARD MOTOR PRODUCTS, INC. is hereby adopted effective January 1, 1989.
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                                   ARTICLE ONE

                                   DEFINITIONS

         1.1 "Account" means the separate account which the Trustees shall maintain for a Participant under the Plan.

         1.2 "Accounting Date" means the last day of the Plan Year or such other interim valuation date as may be set by the Trustees.

         1.3 "Beneficiary" means a person designated by a Participant, or otherwise, who is or may become entitled to a benefit under the Plan.

         1.4 "Break in Service" means an eligibility or vesting computation period, as the case may be, during which a Participant has not completed more than 500 Hours of Service. Solely for purposes of determining whether the Employee incurs a Break in Service under any provision of this Plan, the Trustees shall credit Hours of Service during an Employee's unpaid absence period due to maternity or paternity leave. The Trustees shall consider an Employee on maternity or paternity leave if the Employee's absence is due to the Employee's pregnancy, the birth of the Employee's child, the placement with the Employee of an adopted child, or the care of the Employee's child immediately following the child's birth or placement. The Trustees shall credit Hours of Service under this paragraph on the basis of the number of Hours of Service the Employee would receive if he were paid during the absence period or, if the Trustees cannot determine the number of Hours of Service the Employee would receive, on the basis of eight (8) hours per day during the absence period. The Trustees shall credit only the number of Hours of Service (up to 501 Hours of Service) necessary to prevent an Employee's Break in Service. The Trustees shall credit all Hours of Service described in this paragraph to the computation period in which the absence period begins or, if the Employee does not need these Hours of Service to

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prevent a Break in Service in the computation period in which his absence period begins, the Trustees shall credit these Hours of Service to the immediately following computation period.

         1.5 "Code" means the Internal Revenue Code of 1986, as amended.

         1.6 "Company" means STANDARD MOTOR PRODUCTS, INC., a New York corporation, and any successor thereto.

         1.7 "Compensation" means the compensation as reported on Form W-2 and including any salary deferral contributions made by the Employee pursuant to a plan qualified under Section 401(k) of the Code, for services paid or accrued by an Employer to an Employee during the Plan Year. For the purpose of allocating contributions under Section 6.2 and for purposes of Article Twelve a Participant's Compensation for a Plan Year in excess of $200,000, or such other amount as may be specified by the Secretary of the Treasury or his delegates pursuant to regulations issued under Sections 401(a)(17) and 415(d) of the Code, shall not be recognized.

         For the purposes of Section 6.4 and Article Twelve Compensation shall include:

                  I) the participant's wages, salaries, fees for professional service and other amounts received for personal services actually rendered in the course of employment with the Employer maintaining the Plan (including, but not limited to commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions or insurance premiums, tips and bonuses).

                  II) In the case of a Participant who is an Employee within of
Section 401(c)(l) and the regulations thereunder, the Participant's earned income (as described in Section 401(c)(2) and the regulations thereunder).

                  III) For purposes of subdivisions (I) and (II) of this subparagraph, earned income from sources outside the United States (as defined in Section 911(b)) of the Code, whether or not excludable from gross income under Section 911 or deductible under Section 913.

                  IV) Amounts described in Sections 104(a)(3), 105(a) and 105(h), but only to the extent that these amounts are includible in the gross income of the Employee.

                  V) Amounts described in Section 105(d), whether or not these amounts are excludable from the gross income of the Employee under that Section.

                  VI) Amounts paid or reimbursed by the Employer for moving expenses incurred by an Employee, but only to the extent that these amounts are not deductible by the Employee under Section 217. VII) The value of a non-qualified stock option granted to an Employee by the Employer, but only to the extent that the value of the option is includible in the gross income of the Employee for the taxable year in which granted.

                  VIII) The amount includible in the gross income of an Employee upon making the election described in Section 83(b); but shall not include

                        i) Contributions made by an Employer to a plan of deferred compensation to the extent that, before the application of the section 415 limitations to that plan, the contributions are not includible in the gross income of the Employee for the taxable year in which contributed. In addition, Employer contributions made on behalf of an Employee to a simplified Employee pension described in section 408(k) are not considered as compensation for the taxable year in which contributed to the extent such contributions are deductible by the Employee under section 219(b)(7). Additionally, any distributions from a funded plan of deferred compensation are not considered as compensation for section 415 purposes, regardless of whether such amounts are includible in the gross income of the Employee when distributed. However, any amounts received by an Employee pursuant to an unfunded non-qualified plan may be considered as compensation for section 415 purposes in the year such amounts are includible in the gross income of the Employee.

                        ii) Amounts realized from the exercise of a non-qualified stock option, or when restricted stock (or property) held by an Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture (see section 83 and the regulations thereunder).

                        iii) Amounts realized from the sale, exchange, or other disposition of stock under a qualified stock option.

                        iv) Other amounts which receive special tax benefits, such as premiums for group term life insurance (but only to the extent that the premiums are not includible in the gross income of the Employee), or contributions made by an Employer (whether or not under a salary reduction agreement) towards the purchase of an annuity contract described in section 403(b) or under a Section 401(k) Plan (whether or not the contributions are excludable from the gross income of the Employee).

         1.8 "Company Securities" means shares of common stock issued by the Company which constitute "employer securities" as defined under Code Sections 409(1) and 4975(e)(8).

         1.9 "Disability" means that a Participant, because of a physical or mental disability, is unable to perform the duties of his customary position of employment for an indefinite period which the Trustee considers will be of long and continued duration. The Trustee may require a

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Participant to submit to a physical examination in order to confirm disability.
The Trustee shall make its determinations in a nondiscriminatory, consistent and uniform manner.

         1.10 "Disqualified Person" shall have the meaning ascribed to that term under Code Section 4975(e)(2).

         1.11 "Eligible Spouse" shall mean a Participant's spouse if the Participant and such spouse had been married throughout the one year period ending on the date of the Participant's death. To the extent provided in any qualified domestic relations order, "Eligible Spouse" shall also mean a former spouse of the Participant, if such former spouse and the Participant had been married for at least one year.

         1.12 "Employee" means any individual employed by an Employer.

         1.13 "Employer" means the Company and any ERISA Affiliate that, with the consent of the Company, hereafter adopts the Plan, as provided in Section 13.4.

         1.14 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         1.15 "ERISA Affiliate" means any organization (whether or not incorporated) which, together with the Company, is under "common control" or is a member of an "affiliated service group" within the meaning of Sections 414(b), 414(c) and 414(m) of the Code, respectively.

         1.16 "Exempt Loan" means a loan (including an extension of credit) used by the Trust to finance the acquisition of Company Securities, which loan may be made or guaranteed by a Disqualified Person, provided the loan satisfies the requirements of Treasury Regulation 54.4975--7(b).

         1.17 "Fair Market Value" means the fair market value as set by procedures established by the Trustee that comply with Section 3(18) of ERISA and Section 4975 of the Code.

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         1.18 "Hour of Service" means:

              a) Each hour for which an Employee is paid, or entitled to payment, for the performance of duties for the Company. These hours shall be credited to the Employee for the computation period or periods in which the duties are performed, irrespective of when paid.

              b) Each hour for which an Employee is paid, or entitled to payment, by the Company on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), jury duty, military duty, or a leave of absence; authorized by the Company under a uniform, nondiscriminatory policy applicable to all Employees.

              c) Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Company. These hours shall be credited to the Employee for the computation period or periods to which the award or payment pertains, rather than the computation period in which the award, agreement or payment is made, provided, however, that no more than 501 Hours of Service shall be credited under Paragraph (b) or this Paragraph (c) to an Employee on account of any single continuous period during which the Employee performs no services (whether or not such period occurs in a single Plan Year or other computation period). These hours shall be credited to the Employee in accordance with the rules of Paragraphs (b) and (c) of Labor Reg. 2530.200b-2 which the Plan hereby specifically incorporates by reference.

              An Hour of Service shall not be credited to an Employee under more than one of the above methods.

              For the purposes of determining Hours of Service, the term "Company" shall include all ERISA Affiliates regardless of whether they have adopted the Plan, and the term


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
"Employee" shall include all employees regardless of whether they are covered by a collective bargaining agreement. Where an Employer maintains a plan of a predecessor employer, service with such predecessor employer shall be treated as service with the Employer.

         1.19 "Normal Retirement Age" means the date on which a Participant attains sixty-five (65) years of age.

         1.20 "Participant" means any present or former employee who is qualified to participate and does participate in the Plan and for whom there remains any balance in his Account.

         1.21 "Plan" means the tax-qualified stock bonus plan established by the Company hereunder, designed to invest primarily in Company Securities and known as an the Employee Stock Ownership Plan and Trust of Standard Motor Products, Inc..

         1.22 "Plan Administrator" shall be the person designated by the Company from time to time to have full responsibility for compliance with the reporting and disclosure rules under the Act with respect to the Plan, and such other duties as may be consistent therewith. If no such person is designated, the Plan Administrator shall be the Company.

         1.23 "Plan Year means the 12 consecutive month period beginning on January and ending on December 31.

         1.24 "Trust" means the entity created under the provisions of this Plan.

         1.25 "Trustees" means the party or parties, individual or corporate, who are signatories to this Plan as Trustees, and any duly appointed additional or successor Trustee or Trustees acting hereunder. The Trustees shall be the "named fiduciaries" referred to in Section 402(a) of ERISA with respect to the control, management and disposition of the assets of the Trust.

         1.26 "Trust Fund" means the total of the contributions made by the Employers to the Trust pursuant to the Plan, increased by profits, gains, income and recoveries received, and decreased by losses, depreciation, benefits paid and expenses incurred in the administration of the Trust. Trust Fund includes all assets acquired by investment and reinvestment which are held in the Trust by the Trustees.

         1.27 "Year of Service" means a twelve (12) consecutive month period during which an Employee is credited with at least 1,000 Hours of Service. For purposes of determining an Employee's eligibility for participation in the Plan:
a) the initial twelve (12) consecutive month period shall begin on the first day on which the Employee is credited with an Hour of Service; and b) the subsequent twelve (12) consecutive month periods shall be Plan Years (including Plan Years prior to the effective date of the Plan) beginning after the first day on which the Employee is credited with an Hour of Service. In the case of an Employee who incurs a Break in Service at a time when he is non-vested in any portion of his benefit, and whose Breaks-in-Service exceeds the greater of (i) 5, or (ii) his years of eligibility service prior to such Breaks in Service, his eligibility service prior to such Breaks in Service shall be disregarded for eligibility purposes, and the initial twelve (12) consecutive month period for determining his eligibility for participation following such Breaks in Service shall begin on the date such Employee first completes an Hour of Service following such Breaks in Service.

         1.28 "Year of Vesting Service" means any Plan Year, including Plan Years prior to the effective date of this Plan, during which an Employee is credited with at least 1,000 Hours of Service.


                                      I-8
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                                   ARTICLE TWO

                                     PURPOSE

         2.1 The Plan is established to provide for the participation of employees in the growth of the Company by enabling them to acquire stock ownership interests in the Company. The Plan is intended as a stock bonus plan qualified under Section 401(a) of the Code and as an Employee Stock Ownership Plan under Section 4975(e)(7) of the Code and Section 407(d)(6) of ERISA.

         2.2 The Trust hereunder is designed to invest primarily in Company Securities and is created for the exclusive benefit of Participants and their Beneficiaries and shall be interpreted and administered at all times in a manner consistent with the requirements of the Code and the Regulations thereunder relating to qualified stock bonus plans and trusts and employee stock ownership plans. Except as provided in Section 4.4 or Section 9.3(b), the principal or income of this Trust shall not be paid to or revert to the Company or be used for any purpose whatsoever other than the exclusive benefit of the Participants or their Beneficiaries.


                                      II-1
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                                 ARTICLE THREE

                                  PARTICIPANTS

         3.1 Each Employee who, on January 1, 1989, is a Participant in the Standard Motor Products, Inc. Employees' Profit Sharing Plan and Trust shall participate in this Plan as of January 1, 1989.

              For all other Employees, the following eligibility rules shall apply:

              a) Employees who are hired on or after July 1 of any year will become Participants on the January 1 following the completion of one Year of Service.

              b) Employees who are hired prior to July 1 of any year, complete one thousand (1,000) Hours of Service by December 31 of the same year, and are still employed by the Company as of such date, will become Participants on January 1 immediately following their date of hire.

              c) Employees who are hired prior to July 1 of any year, and who either do not complete one thousand (1,000) Hours of Service or who are not employed by December 31, will become Participants effective as of the January 1 immediately prior to the end of their completion of a Year of Service.

         3.2 If a former Employee who has incurred a termination of employment again becomes an Employee, then, unless his prior Years of Service are disregarded for eligibility purposes in accordance with Section 1.27, his prior service shall be recognized for eligibility purposes under Section 3.1 above and he shall be eligible to participate in this Plan as of the later of the date he again became an Employee, or the date he would have been eligible to participate in the Plan in accordance with Section 3.1 above had he not incurred a termination of employment.


                                     III-1

         3.3 Notwithstanding the foregoing, an Employee shall not be eligible to participate in the Plan if he is covered by a collective bargaining agreement between employee representatives and an Employer if retirement benefits were the subject of good faith bargaining.


                                     III-2
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                                  ARTICLE FOUR

                              COMPANY CONTRIBUTIONS

         4.1 Each Employer, or the Company acting on behalf of such Employer, shall contribute to the Trust under the Plan for each Plan Year it is in effect such an amount or amounts as it shall determine to be advisable.

         4.2 The Trustees shall not be under any duty to inquire into the correctness of the amounts contributed and paid over to the Trustees nor shall they have any duty to enforce payment of any contributions to be made hereunder. An Employer contributions may be made in whole or in part in cash or in the form of Company Securities.

         4.3 If more than one Employer maintains the Plan, the Trustees shall account separately for each Employer's contributions under the Plan. The Trustees shall allocate each Employer's contribution(s) for a Plan Year to the Accounts of those Participants actually employed by that Employer during the Plan Year. For purposes of Section 6.2, Compensation shall only include compensation paid or accrued during the Plan Year by an Employer to those Participants actually employed by that Employer during that Plan Year.

         4.4 The establishment of the Plan and Trust by the Company is contingent upon obtaining the approval of the Internal Revenue Service. In the event that the Internal Revenue Service fails to approve the Plan and Trust, the Trustees shall proceed to liquidate the Trust by paying all expenses and returning all remaining assets to the Employers to which they are attributable as promptly as practicable, but in no event later than one (1) year after the date of the final resolution of any appeals before the Internal Revenue Service or the courts. The Trust shall thereupon terminate. In the event an Employer contribution is made under a mistake of fact, such contribution shall be returned to the Employer within one (1) year after the payment of the contribution, and if a contribution is conditioned upon the deductibility of such contribution


                                     IV-1
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under Section 404 of the Code, such contribution shall be returned to the
Employer (to the extent disallowed) within one (1) year after the disallowance of the deduction. The Trustees may require an Employer to furnish whatever evidence the Trustees deem necessary to enable the Trustees to confirm that the amount an Employer has requested be returned is properly returnable under ERISA.

         4.5 Employer contributions may be paid in cash in such amounts and at such times as may be needed to provide the Trustees with cash sufficient to pay any currently maturing Exempt Loan obligations, provided, however, that to the extent provided in Section 11.12, such loan obligations (principal and interest) may be paid from cash dividends on Company Securities held by the Plan.


                                      IV-2
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                                  ARTICLE FIVE

                             EMPLOYEE CONTRIBUTIONS

5.1 The Plan does not require nor permit contributions by Employees or Participants.

                                      V-1
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                                  ARTICLE SIX

                  ALLOCATIONS OF CONTRIBUTIONS AND FORFEITURES

         6.1 The Trustees shall establish and maintain an Account in the name of each Participant and shall determine the accrual of benefits on the basis of the Plan Year.

         6.2

              a) Seventy Percent (70%) of the contributions for the Plan Year made by an Employer shall be allocated to the Accounts of those Participants (A) who have completed at least 1,000 Hours of Service during the Plan Year and who are Employees or on maternity or paternity leave as of the last day of the Plan Year or (B) who retire on or after their Normal Retirement Date, die or become disabled during such Plan Year, in the ratio which the Compensation of each such Participant for such Plan Year bears to the total Compensation of all such Participants for such year.

              b) Thirty Percent (30%) of the contributions made by an Employer for a Plan Year shall be allocated to the Accounts of those Participants who (A) have completed at least five (5) Years of Vesting Service by the last day of such Plan Year, and (B) have either (I) completed at least one thousand (1,000) Hours of Service during such Plan Year and remain employed or are on a maternity or paternity leave on the last day of such year or (II) retired on or after their Normal Retirement Date, died or become disabled during the Plan Year, in the ratio of the Compensation of each such Participant for such Plan Year bears to the total Compensation of all such Participants for such year.

              c) Subject to any restoration allocation required under Section 7.5, the Trustees shall allocate forfeitures (in addition to the allocation of contributions) to Accounts in the same manner as Employer contributions are allocated pursuant to paragraphs (a) and (b) above for the Plan Year in which such forfeiture occurs, and without regard to the identity of the Employer who employed the Participant with respect to which such forfeiture arose.

              d) Notwithstanding the foregoing, for the Plan Year beginning January 1, 1989, the Company may, in its discretion, direct the Trustees to allocate all or any specific portion of the Employer contributions to the Plan for such year to Accounts as follows: seventy percent (70%) of such contribution shall be allocated to the Accounts of those Participants who have completed at least one Year of Service by January 1, 1989 in the ratio which the Compensation of each such Participant for calendar year 1988 bears to the total Compensation of all such Participants for such year; and thirty percent (30%) of such contribution shall be allocated to the Accounts of those Participants who completed at least five Years of Service by January 1, 1989 in the ratio that the Compensation of such Participant for calendar year 1988 bears to the total Compensation of all such Participants for such year. Any Employer contributions for the Plan Year beginning January 1, 1989 not allocated in accordance with this Section 6.2(d), shall be allocated in accordance with paragraphs (a) and
(b) above.

         6.3 In no event shall the Trustees allocate to the account of any Participant in any Limitation Year an Annual Addition (as hereinafter defined) in excess of the Maximum Permissible Amount (as hereinafter defined). If, as a result of the allocation of forfeitures, a reasonable error in estimating a Participant's annual compensation, or under other limited facts and circumstances justify the availability of the rules set forth in this subparagraph, the annual additionals under the terms of this Plan for a particular Participant exceed the Maximum Permissible Amount applicable to that Participant for the limitation year, the excess amounts shall not be deemed annual additions in that limitation year, and the Trustees shall hold the excess in a suspense account and allocate in the following Plan Year to the Account from which such excess arose. The Trustees shall not distribute any such excess to Participants or former Participants.

         6.4 For purposes of this Article:

              a) Annual Addition shall mean the sum of the following amounts allocated on behalf of a Participant for a Limitation Year: (i) all Employer contributions; (ii) all forfeitures (including income allocable thereto) and
(iii) the amount of all non-deductible Participant contributions. For the purposes of this Article, Annual Addition also shall include excess amounts allocated to Accounts under Section 6.3. Notwithstanding the foregoing, any Company contributions applied by the Trustees for any Limitation Year to pay interest on an Exempt Loan and any shares of Company Securities acquired by the Plan with the proceeds of an Exempt Loan which are allocated as forfeitures pursuant to Section 6.2(b) for any Year shall not be included as Annual Additions, provided that not more than one-third (1/3) of the Company contributions applied to pay principal and interest on an Exempt Loan for such Year are allocated to the Special Participant Group, as hereafter defined. The Trustees may reallocate such Company contributions in order to satisfy this special limitation.

              Annual Additions also include amounts allocated after March 31, 1984, to an individual medical account (as defined in Code Section 415(1) included as part of a defined benefit plan maintained by the Company. Furthermore, Annual Additions include contributions paid or accrued after December 31, 1985, for taxable years ending after December 31, 1985, attributable to post-retirement medical benefits allocated to the separate account of a key employee (as defined in Code Section 419A(d)(3)) under a welfare benefit fund (Code Section 419(e)) maintained by the Company.

              b) Maximum Permissible Amount shall mean with respect to any Participant for any Year the lesser of (i) $30,000 (or such greater amount as the Secretary of the Treasury or his delegates may prescribe pursuant to regulations under Section 415(d) of the Code), or (ii) twenty-five percent (25%) of the Participant's Compensation. Notwithstanding the foregoing, such dollar amount (i) may be increased by the lesser of (A) 100% of the dollar amount otherwise applicable for that Plan Year or (B) the amount of Company Securities allocated as Employer contributions to the Participant's Account for that Plan Year provided no more than one-third of Employer contributions for such year are allocated to the Accounts of members of the Special Participant Group and provided further that the Employer's contribution if made in cash, is made no later than thirty (30) days after the time prescribed by law, plus extensions, for the filing of the Employer's income tax returns applicable to the taxable year with or within which the Plan Year ends and that Company Securities are purchased no later than sixty (60) days after the end of such period.

              For these purposes "Special Participant Group" shall mean participants who are highly compensated employees within the meaning of Section 414(q) of the Code.

              c) Company shall mean all members of a group which constitutes a controlled group of corporations (as defined in Code Section 414(b) as modified by Code Section 415(h)), or which constitutes trades or businesses (whether or not incorporated) which are under common control (as defined in Code Section 414(c) as modified by Code Section 415(h)), or which constitutes an affiliated service group as defined by Code Section 414(m).

              d) The Trustees shall treat all defined contribution plans (whether or not terminated) maintained by the Company or any ERISA Affiliate as a single plan.

         6.5 If the Participant presently participates, or has ever participated, under a defined benefit plan maintained by the Company or any ERISA Affiliate, then the sum of the defined benefit plan fraction and the defined contribution plan fraction for the Participant for that Limitation Year shall not exceed 1.0. If in any Limitation Year the sum of the defined benefit plan fraction and the defined contribution plan fraction on behalf of a Participant exceeds 1.0, then the Company shall reduce the Participant's projected annual benefit under the defined benefit plan to the extent necessary to prevent the sum of the defined contribution plan fraction and the defined benefit plan fraction from exceeding 1.0. For these purposes the following definitions shall apply:

              a) "Defined benefit plan" -- A retirement plan which does not provide for individual accounts for Employer contributions. The Trustees shall treat all defined benefit plans (whether or not terminated) maintained by the Company or any ERISA Affiliate as a single plan and the Trustees shall treat all defined contribution plans (whether or not terminated) maintained by the Company, or any ERISA Affiliate as a single plan.

              b) "Defined benefit plan fraction"--
         projected annual benefit of the Participant under
                      the defined benefit plan(s)

         The lesser of (i) l25% of the dollar limitation in effect under Code Section 415(b)(l)(A) for the Limitation Year, or (ii) 140% of the Participant's
                  average Compensation for his high three (3)
                           consecutive Years of Service

              If the Employee was a Participant in one or more defined benefit plans maintained by the Company or ERISA Affiliate which were in existence on July 1, 1982, the denominator of this fraction will not be less than l25% of the sum of the annual benefits under such plans which the Employee had accrued as of the end of the 1982 Limitation Year (the last Limitation Year beginning before January 1, 1983). The preceding sentence only applies if the defined benefit plans individually and in the aggregate satisfied the requirements of Code
Section 415 as in effect at the end of the 1982 Limitation Year.

              c) "Defined contribution plan fraction" -- the sum of the Annual Additions to the Participant's Account under the defined contribution plan(s) and defined benefit plan(s) as of the close of the Limitation Year

                  the sum of the lesser of the following amounts determined for the Limitation Year and for each prior Year of Service with the Company or ERISA Affiliate: (i) 125% of the dollar limitation in effect under Code Section 415(c)(l)(A) for the Limitation Year (determined without regard to the special dollar limitations for employee stock ownership plans), or ii) 35% of the Participant's Compensation for the Limitation Year

At the discretion of the Trustees, in applying the provisions of this Section
6.5 with respect to the defined contribution plan fraction for any Plan Year ending after December 31, 1982, the amount taken into account for the denominator for each Participant for all Plan Years ending before January 1, 1983 shall be an amount equal to the product of the amount of the denominator determined under this Section 6.5 (as in effect for the Plan Year ending in 1982) for Plan Years ending in 1982, multiplied by the "transition fraction". This paragraph shall apply only if the plan was in existence on or before July 1, 1982.

              For the purposes of the preceding paragraph, the term "transition fraction" means a fraction (a) the numerator of which is the lesser of (1) $51,875, or (2) 1.4 multiplied by twenty-five percent (25%) of the Participant's Compensation for the Limitation Year ending in 1981, and, (b) the denominator of which is the lesser of (1) $41,500, or (2) twenty-five percent (25%) of the Participant's Compensation for the Limitation Year ending in 1981.

              The Trustees may also modify the defined contribution fraction with respect to any Participant in accordance with Section 1106(i)(4) of the Tax Reform Act of 1986.

              d) "Projected Annual Benefit" -- The annual retirement benefit (adjusted to an actuarially equivalent straight life annuity if the plan expresses such benefit in a form other than a straight life annuity or qualified joint and survivor annuity) of the Participant under the terms of the defined benefit plan on the assumptions he continues employment until his normal retirement age as stated in the defined benefit plan, his compensation continues at the same rate as in effect in the Limitation Year under consideration until the date of his normal retirement age and all other relevant factors used to determine benefits under the defined benefit plan remain constant as of the current Limitation Year for all future Limitation Years.

              e) "Limitation Year" -- The Plan Year.

                                 ARTICLE SEVEN

                            TERMINATION OF EMPLOYMENT

         7.1 All payments made by the Trustees pursuant to this Article shall be made in the manner provided in Article Eight.

         7.2 A Participant's Account shall be 100% non-forfeitable upon his attainment of his Normal Retirement Age (A) while employed by the Company or any ERISA Affiliate or (B) while on maternity or paternity leave. The Account of a Participant who remains in the employ of an Employer after attaining Normal Retirement Age shall continue to share in Employer contributions.

         7.3 When a Participant terminates employment prior to attaining Normal Retirement Age because of death or disability, the Trustees shall commence payment of the Participant's non-forfeitable Account Balance as determined under
Section 7.6 to him (or to his beneficiary if the Participant is deceased), in accordance with the provisions of Article Eight.

         7.4 In no event shall the Trustees commence payment under Section 7.2 later than the time prescribed by Article Eight.

         7.5 The non-vested portion of a Participant's Account shall be forfeited at the time the Participant incurs five (5) consecutive one-year Breaks in Service or, if earlier, at the time the Participant receives a lump sum distribution of the non-forfeitable portion of his Account upon his termination of participation in the Plan. A distribution shall be deemed to be made upon termination of participation in this Plan if such distribution is made prior to the close of the second Plan Year following the Plan Year in which such termination occurs. For purposes of this Section 7.5, if a Participant terminates employment without having any non-forfeitable interest in his Account, he shall be deemed to have received an immediate distribution of the non-


                                     VII-1
forfeitable portion of such Account and thus the non-vested portion of the Account shall at that time be forfeited.

                  In making a forfeiture, to the extent possible Company Securities held in an Account that have been acquired pursuant to an Exempt Loan shall be forfeited last. If a Participant's Account reflects an interest in more than one (1) class of Company Securities, the Trustees shall treat a Participant who incurs a forfeiture as forfeiting the same proportion of each such class.

                  Forfeitures arising under this Section 7.5 shall first be applied to the restoration of previously forfeited amounts to the extent required by Section 7.6. All or any portion of the remaining forfeitures shall be allocated among the Accounts of Participants in the same manner as provided in Section 6.2(a).

         7.6 In the event that a former Participant who was not 100% vested in his Account, and who received a lump sum distribution upon his termination of employment prior to the time he incurred five (5) consecutive one-year Breaks in Service and who forfeited a portion of his Account upon such distribution, is re-employed by the Company or an ERISA Affiliate prior to the time he incurs five (5) consecutive one-year Breaks in Service, such Participant may elect on a form prescribed by the Trustees to repay to the Plan in cash, at an time prior to the earlier of (A) five (5) years from his date of re-employment or (B) his incurring five (5) consecutive one-year Breaks in Service, the full amount distributed to him upon his termination of employment. In such event, the amount repaid plus the amount forfeited by such Participant upon his prior termination of employment will be restored and credited to his Account as of such Accounting Date. Any forfeited amounts restored shall be derived, to the extent necessary, from:

                                     VII-2

              a) The amount, if any, of Participant forfeitures that would otherwise be allocated under Section 7.6;

              b) The amount, if any, of the Trust Fund net income or gain for the Plan Year; and

              c) The amount, if any, of Employer contributions under Section
4.01 for the Plan Year, as the Trustees, in their discretion, directs. To the extent possible, such restoration of forfeitures shall be made in the form of Company Securities.

         7.7

              a) A Participant's Account balance shall be one hundred (100) percent non-forfeitable upon his death or becoming disabled (A) while employed by the Company or an ERISA Affiliate or (B) while on maternity or paternity leave.

              b) A Participant shall receive for each Year of Vesting Service a non-forfeitable right to such Account balance according to the following schedule:

  Years of Vesting Service                     % of Non-forfeitable
  --------------------------                      Accrued Benefit
                                               ---------------------
             Less than 3                                   0%
                       3                                  20%
                       4                                  40%
                       5                                  60%
                       6                                  80%
                       7                                 100%


         7.8 The following rules shall apply to the determination of Years of Vesting Service:

              a) Years of Vesting Service before any Break in Service shall be disregarded if a Participant terminates employment without any non-forfeitable interest in his Account and the number of consecutive one-year Breaks in Service equals or exceeds the greater of:

                                     VII-3

                         i) the aggregate number of Years of Vesting Service prior to such consecutive Breaks in Service; or

                         ii) five (5).

                  b) Years of Vesting Service after any five (5) consecutive one-year Breaks in Service shall not increase the non-forfeitable percentage of the Participant's account which accrued before such Break in Service.


                                     VII-4

                                  ARTICLE EIGHT

                                MANNER OF PAYMENT

         8.1 Except as otherwise provided herein, the Trustees shall direct that the distribution of the benefits payable to a Participant upon his retirement after attaining his Normal Retirement Date, or to his Beneficiary upon his death, commence as soon as practicable after the Accounting Date coincident with or next following such event based upon the balance in such Participant's Accounts as of such Accounting Date.

         8.2 When a Participant incurs a Termination of Employment or a Total and Permanent Disability, his benefits shall be distributed as soon as is practicable after the Accounting Date coincident with or next following such event based upon the value of the Participant's Account as of such date; provided however, that if the value of such benefit exceeds $3,500 then distribution of such benefit may not commence until the earlier of (A) the later of his Normal Retirement Date or 62nd birthday, or (B) his death, unless the Participant, at the time he incurs a Termination of Employment, consents to such distribution.

         8.3 Benefits shall be distributed in accordance with the following methods:

             a) All benefits payable on account of a Participant reaching his Normal Retirement Date or on account of his Total and Permanent Disability or Termination of Employment shall be paid in the form of a lump sum.

             b) All benefits payable on account of a Participant's death shall be distributed to his Beneficiary or Beneficiaries in a lump sum as soon as practicable after the Accounting Date coincident with or next following the date of such death, but in no event later than 12 months following such Accounting Date.

                                     VIII-1

             Notwithstanding the foregoing, in the event a Participant dies before the distribution of his Account has begun, a Beneficiary may request in writing that said distribution be made in a lump sum at some later date within five (5) years after the Participant's death.

         8.4 All benefits payable under the Plan shall be paid or provided for solely by the Trust Fund. Neither the Company nor any other Employer assumes any liability or responsibility therefor. Notwithstanding any provision hereof, and unless the Participant otherwise elects, in no event shall the payment of benefits commence later than sixty (60) days after the close of the Plan Year in which occurs the latest of:

             a) the Participant reaching his Normal Retirement Date;

             b) the 10th anniversary of the year in which the Participant commenced participation in the Plan; or,

             c) the Participant's Termination of Employment.

         8.5 a) A Participant may, with the approval of the Trustees, elect to postpone the payment of his benefits, provided, however, that (A) in the case of a Participant who attains age seventy and one-half (70 1/2) after December 31, 1987, his benefits shall commence no later than April 1 of the calendar year following the calendar year in which he attains age seventy and one-half (70 1/2)), and (B) in the case of a Participant who attains age seventy and one-half (70 1/2) before January 1, 1988, his benefits shall commence no later than April 1 of the calendar year following the later of (i) the calendar year in which he attains age seventy and one-half (70 1/2), or (ii) the earlier of (I) the calendar year with or within which ends the Plan Year in which he becomes a "5 percent owner" or (II) the calendar year in which he retires. For purposes of this Section 8.05, a Participant shall be considered to be a "5% owner" if during the Plan Year in which such Participant attain age sixty-six and one-half (66 1/2) or any subsequent Plan Year the


                                     VIII-2

Participant is a 5% owner within the meaning of Section 416 of the Code, ignoring for this purpose Plan Years beginning before January 1, 1980.

         8.6 Each Participant may designate one or more Beneficiaries and contingent Beneficiaries by delivering a written designation thereof to the Trustees. Upon the death of a Participant, his Beneficiaries shall be entitled to payment of benefits in an amount and in the manner provided in the Plan. A Participant may change his Beneficiary designation at any time by delivering a new written designation to the Trustees. The most recent designation received by the Trustees shall supersede all prior designations. A designation of Beneficiary shall be effective only if the designated Beneficiary survives the Participant.

             Notwithstanding the foregoing, if a Participant has an Eligible Spouse on the date of his death, such Eligible Spouse shall be his sole primary Beneficiary, unless the spouse delivers a written consent to the Trustees waiving her right to be the sole primary Beneficiary. Such consent shall be in favor of a specific alternate beneficiary who may not be changed without the further consent of such spouse; provided, however, that an Eligible Spouse's consent may expressly permit the Participant to select any alternate Beneficiary at any time without the need for any additional consent by such spouse. An Eligible Spouse's consent shall be irrevocable and shall contain an acknowledgement by the Eligible Spouse of the effect thereof, and shall be witnessed by a representative of the Plan or by a notary public. Such consent of an Eligible Spouse shall not be required if it is established to the satisfaction of the Trustees that the required consent cannot be obtained because there is no Eligible Spouse, or an Eligible Spouse cannot be located, or in other circumstances that may be prescribed by Treasury regulations.

         8.7 If a Participant fails to designate a Beneficiary, in accordance with Section 8.6, or if no designated Beneficiary survives the Participant, the Participant's spouse, if he is married at


                                     VIII-3
the date of his death, shall be deemed to be his designated Beneficiary. If, under such circumstances, the Participant is not married at the date of his death, his designated Beneficiary shall be deemed to be his estate.

         8.8 Whenever the rights of a Participant are stated or limited in the Plan, his Beneficiary or Beneficiaries shall be bound thereby.

         8.9 The Plan does not require the Trustees to search for, or ascertain the whereabouts of, any Participant or Beneficiary. The Employer, by certified or registered mail addressed to his last known address of record with the Trustees, shall notify any Participant or Beneficiary that he is entitled to a distribution under the Plan. If the Participant or Beneficiary fails to claim his Accounts or make his whereabouts known in writing to the Trustees within twelve (12) months of the date of mailing of the notice, or before the termination or discontinuance of the Plan, whichever should first occur, the Trustees shall treat the Participant's or Beneficiary's unclaimed Accounts as forfeited and shall reduce Employer contributions, made pursuant to Section 4.01, by the amount forfeited for the Plan Year in which such forfeiture occurs. If a Participant or Beneficiary who has incurred a forfeiture of his Accounts under the provisions of this Section 8.09 makes a claim, at any time, for its forfeited Accounts, the Trustees shall direct the Employer to restore the Participant's or Beneficiary's forfeited Accounts to the same dollar amount as the dollar amount of the Accounts so forfeited, unadjusted for any gains or losses occurring subsequent to the date of forfeiture. The Employer shall make the restoration within sixty (60) days after the close of Plan Year in which the Participant or Beneficiary makes such claim.


                                     VIII-4

                                  ARTICLE NINE

                                 ADMINISTRATION

         9.1 The Company will furnish the Trustee with such information as the Trustee may deem necessary to carry out the Plan, but assumes no obligation to any Employee, Participant or Beneficiary for any act, or failure to act, of the Trustee, or the Plan Administrator.

         9.2 The Company will indemnify and save each Trustee and the Plan Administrator harmless from and against any and all loss resulting from liability to which he may be subjected by any act or conduct (except willful misconduct or gross negligence) in his official capacity in the administration of the Trust or Plan, except, however, from any liability he may have under the Act for breach of a fiduciary duty.

         9.3 a) Subject to paragraph (b) below relating to qualified domestic relations orders, neither a Participant nor a Beneficiary shall anticipate, assign or alienate any benefit under the Plan, and the Trustees shall not recognize any such anticipation, assignment or alienation. Furthermore, a benefit under the Plan is not subject to attachment, garnishment, levy, execution or other legal or equitable process.

             b) Nothing contained in this Plan shall prevent the Trustees from complying with the provisions of a qualified domestic relations order (as defined in Code Section 4l4(p).

             The Plan Administrator shall establish reasonable procedures to determine the qualified status of a domestic relations order upon receiving a domestic relations order. The Plan Administrator promptly shall notify the Participant and any alternate payee named in the order, in writing, of the specific alternative beneficiary designated by the Participant. Notwithstanding the foregoing, a Participant's Eligible Spouse may irrevocably receipt of the order and the Plan's procedures for determining the qualified status of the order. Within a reasonable period of time after receiving the domestic relations order, the Plan Administrator shall determine the qualified status of the order and shall notify the Participant and each alternate payee, in writing, of its determination. The Plan Administrator shall provide notice under this paragraph by mailing to the individual's address specified in the domestic relations order, or in a manner consistent with Department of Labor regulations. The Plan Administrator may treat as qualified any domestic relations order entered prior to January 1, 1985, irrespective of whether it satisfied all the requirements described in Code Section 414(p).

             If any portion of the Participant's non-forfeitable Account balance is payable during the period the Plan Administrator is making its determination of the qualified status of the domestic relations order, the Trustees shall segregate the amounts payable in a separate account and to invest the segregated account solely in fixed income investments. If the Plan Administrator determines the order is a qualified domestic relations order within eighteen (18) months of receiving the order, the Trustees shall distribute the segregated account in accordance with the order. If the Plan Administrator does not make its determination of the qualified status of the order within eighteen (18) months after receiving the order, the Trustees shall distribute the segregated account in the manner the Plan would distribute if the order did not exist and shall apply the order prospectively if the Plan Administrator later determines the order is a qualified domestic relations order.

             To the extent it is not inconsistent with the provisions of the qualified domestic relations order, the Trustees may invest any partitioned amount in a segregated subaccount or separate account and to invest the account in federally insured, interest-bearing savings account(s) or time deposit(s) (or a combination of both), or in other fixed income investments. A segregated subaccount shall remain a part of the Trust, but it alone shall share in any income it earns, and it alone shall bear any expense or loss it incurs.

             The Trustees shall make any payments or distributions required under this Section 9.3 (b) by separate benefit checks or other separate distribution to the alternate payee(s).

         9.4 Any Participant in the Plan or any Beneficiary may examine copies of the Plan description, latest annual report, this Plan and Trust or any other instrument under which the Plan was established or is operated. The Plan Administrator will maintain such copies on the premises of the Company for examination during reasonable business hours and will furnish copies at a reasonable charge upon request of a Participant or Beneficiary.

         9.5 The Trustees shall establish a funding policy and method consistent with the objectives of the Plan and the requirements of Title I of ERISA. The Trustees shall meet at least annually to review such funding policy and method. All actions of the Trustees, and the reasons therefor, taken pursuant to this
Section 9.6 shall be recorded in the minutes of the meeting of the Trustees.

         9.6 The Trustees, or an Investment Manager appointed by the Trustees, shall have the sole and complete discretion with respect to the management and control of the Trust Fund. The Trustees may reserve from investment such amounts of cash as they, from time to time, deem necessary or advisable in the administration of the Trust.

         9.7 The Trust Fund shall be primarily invested in shares of Company Securities. Notwithstanding the foregoing, each "qualified Participant" in the Plan may elect within 90 days after the close of each Plan Year in the qualified election period to direct the Trustees as to the investment of at least 25 percent of such Participant's Account in the Plan (to the extent such portion exceeds the amount to which a prior election under this Section applies). In the case of the election year in which the Participant can make his last election, the preceding sentence shall be applied by substituting "50 percent" for "25 percent".

         The Plan shall be treated as meeting requirements of this Section if

                  I) the portion of the Participant's Account covered by the foregoing election is distributed within 90 days after the period during which the election may be made, or

                  II) the Plan offers at least 3 investment options (not inconsistent with regulations prescribed by the Secretary or the Treasury or his delegate) to each Participant making an election under this Section,

         For purposes of this Section, the term "qualified Participant" means any Participant who has completed at least 10 years of participation under the Plan and has attained age 55.

         For purposes of this Section, the term "qualified election period" means the six (6) Plan Year period beginning with the later of the first Plan Year in which the individual first becomes a qualified Participant or the first Plan Year beginning after December 31, 1986.

                                  ARTICLE TEN

                                CLAIMS PROCEDURE

         10.1 The Trustees shall establish a procedure for the resolution of disputes and dispositions of claims arising under the Plan. Until modified by the Trustees, this procedure is as follows:

                  Any of the Employees, former Employees, or any Beneficiaries of such Employees or former Employees may, if they so desire, file with the Trustees a written claim for benefits under the Plan. Within ninety (90) days after the filing of such a claim, the Trustees shall notify the claimant whether his claim is upheld or denied. The Trustees may, under special circumstances, extend the period of time for processing a claim by an additional ninety (90) days. If such an extension of time is required written notice shall be furnished to the claimant or his duly authorized representative prior to the termination of the initial ninety (90) day period. Such notice will indicate the special circumstance requiring an extension. In the event the claim is denied, the Trustees shall state in writing:

                  a)       the specific reasons for the denial;

                  b) specific references to pertinent Plan provisions on which the denial is based;

                  c) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and

                  d) an explanation of the claim review procedure set forth in this Section 13.01.

                  Within sixty (60) days after receipt of notice that his claim has been denied, the claimant or his duly authorized representative may file with the Trustees a written request for a review hearing and may, in conjunction therewith, submit written issues and comments. The Trustees shall then schedule, within sixty (60) days after the filing of such request, a full and fair hearing of the claim before the Trustees. The Trustees may, under special circumstances, extend such period of time by an additional sixty (60) days. Prior to said hearing, the claimant or his representative shall have a reasonable opportunity to review a copy of the Plan, the Trust agreement, and other pertinent documents in the possession of the Trustees. The Trustees shall communicate their decision in writing to the claimant within thirty (30) days after the hearing. Any claim for benefits and any request for a review hearing hereunder must be filed on forms to be furnished by the Trustees upon a Participant's request.

                                 ARTICLE ELEVEN

                           TRUSTEES POWERS AND DUTIES

         11.1 The Trustees accept the Trust created hereunder and agree to perform the obligations imposed. The Trustees shall provide bond for the faithful performance of their duties under the Trust to the extent required by law.

         11.2 The Trustees shall have full discretion and authority regarding the investment of the Trust Fund. The Trustees shall have, but not by way of limitation, the following powers, rights, and duties: (a) to invest the Trust Fund primarily in Company Securities ("primarily" meaning the power and authority to acquire from Company shareholders or the Company or any ERISA Affiliate at prices not in excess of fair market value not more than one hundred percent (100%) of the Trust Fund in Company Securities) and to invest the balance, if any, of the Trust Fund in any common or preferred stocks, bonds, shares of investment companies, common trust funds, insurance contracts, mortgages, notes or other property of any kind, real or personal, as a prudent man would do under like circumstances with due regard for the purposes of the Plan; (b) to retain in cash so much of the Trust Fund as they may deem advisable without liability for obtaining the highest rate of interest available; (c) to manage, sell, exchange, transfer and lease for any term, and otherwise deal with all Trust property, real or personal, in such manner, for such consideration, and on such terms and conditions as they shall deem best; (d) to borrow money by mortgage, pledge or otherwise; (e) to compromise, contest, arbitrate or abandon claims and demands in their discretion; (f) to have with respect to the Trust all of the rights of an individual owner, including the power to give proxies, participate in voting trusts, mergers, consolidations or liquidations and to exercise or sell stock subscriptions or conversion rights; (g) to hold any securities or other property in the name of the Trustees or a nominee, or in another form as they deem best, without disclosing the trust relationship; (h) to furnish to the Company an annual statement of account showing the condition of the Trust Fund and all investments, receipts, disbursements and other transactions affected by the Trustees during the Year covered by the statement, and the assets of the Trust held at the end of the Year, which statement of account shall be conclusive on all persons unless objected to within ninety (90) days after receipt; and (i) to borrow money, to assume indebtedness, including installment obligations, extend mortgages and encumber by mortgage or pledge; provided however, if any loan transaction is with a Disqualified Person or a Disqualified Person guarantees a loan to the Plan or Trust, the following terms and conditions shall apply to such Exempt Loan:

         (1) The Trustees shall use the proceeds of the Exempt Loan within reasonable time after receipt only for any or all of the following purposes: (i) to acquire Company Securities, (ii) to repay such Exempt Loan, or (iii) to repay a prior Exempt Loan. Except as may be expressly provided under this Plan no Company Security acquired with the proceeds of an Exempt Loan may be subject to a put, call or other option, or buy-sell or similar arrangement while held by and when distributed from this Plan, whether or not this Plan is then a leveraged employee stock ownership plan.

         (2) The interest rate of the Exempt Loan shall not be more than a reasonable rate of interest.

         (3) Any collateral the Trustees pledge to the creditor shall consist only of the Company Securities purchased by the borrowed funds and Company Securities the Trust used as collateral on the prior Exempt Loan repaid with the proceeds of the current Exempt Loan.

         (4) The creditor shall have no recourse against the Trust under the Exempt Loan except with respect to such collateral given for the Loan, contributions (other than contributions of Company Securities) that the Company makes to the Trust to meet its obligations under the Loan, and earnings attributable to such collateral and the investment of such contributions. The payment made with respect to an Exempt Loan by the Plan during a Plan Year must not exceed an amount equal to the sum of such contributions and earnings received during or prior to the year less such payments in prior years. The Trustees and the Trustees must account separately for such contributions and earnings in the books of account of the Plan until the Trust repays the Loan.

         (5) In the event of default upon the Exempt Loan, the value of Plan assets transferred in satisfaction of the Loan must not exceed the amount of the default, and if the lender is a Disqualified person, the Loan must provide for transfer of Plan assets upon default only upon and to the extent of the failure of the Plan to meet the payment schedule of the Loan.

         (6) The Trustees must add and maintain all assets acquired with the proceeds of an Exempt Loan in a Suspense Account. In withdrawing assets from the Suspense Account, the Trustees shall apply the provisions of Treasury Regulation 54.4975-7(b)(8) as if all securities in the Suspense Account were encumbered. Upon the payment of any portion of the Loan, the Trustees shall effect the release of assets in the Suspense Account from encumbrances, and the pledge agreement must so provide. For each Plan Year during the duration of the loan, the number of Company Securities released must equal the number of encumbered Company Securities held immediately before release for the current Plan Year multiplied by a fraction. The numerator of the fraction is the amount of principal paid for the Plan Year. The denominator of the fraction is the sum of the numerator plus the principal to be paid for all future Plan Years. The number of future Plan Years under the loan must be definitely ascertainable and must be determined without taking into account any possible extension or renewal periods, and may not exceed 10 years. Further, any such loan must provide for annual payments of principal and interest at a cumulative rate that not be less rapid at any time than level annual payments of such amounts for 10 years. In determining principal, interest shall be disregarded only to the extent that it would be determined to the interest under standard amortization tables. If the collateral includes more than one (1) class of Company Securities, the number of Company Securities of each class to be released from a Suspense Account for a Plan Year must be determined by applying the same fraction to each such class. The Trustees shall allocate shares of Company Securities released from the Suspense Account to the Accounts of Participants in accordance with Section 6.2 for the Plan Year with respect to which the Trustees have paid the corresponding portion of the Exempt Loan.

                  (7) The Exempt Loan must be for a specific term and may not be payable at the demand of any person except in the case of default.

                  (8) Notwithstanding the fact this Plan ceases to be an employee stock ownership plan, Company Securities acquired with the proceeds of an Exempt Loan shall continue after the Trustees repay the Loan to be subject to the provisions of Treasury Regulation 54.4975-7(b)(4), (10), (11) and (12) as provided under Article Fifteen.

         11.3 The Trustees (except full-time employees of an Employer or ERISA Affiliate) shall receive such reasonable annual compensation as may be agreed to from time to time between the Company and the Trustees, and shall pay all expenses reasonably incurred from the Trust Fund unless the Company pays such expenses.

         11.4 The Trustees may employ agents, attorneys, accountants and other persons and pay their reasonable compensation from the Trust Fund. No person dealing with the Trustees shall be obligated to see to the proper application of any money paid or property delivered to them. The certificate of the Trustees that they are acting in accordance with the Plan shall be conclusive in favor of any person relying thereon.

         11.5 Any Trustee may resign at any time by giving thirty (30) days advance written notice to the Company and the Trustees. The Company, by giving thirty (30) days advance written notice to the Trustees, may remove any Trustee. In the event of resignation or removal of a Trustee, the Company may appoint a successor Trustee who shall succeed to the title of Trustee by accepting his appointment in writing and shall have and enjoy all of the powers conferred under this Agreement upon his predecessor. No successor Trustee shall be personally liable for any act or failure to act of any predecessor Trustee.

         11.6 The Trustees shall value the Trust Fund as of each Accounting Date to determine the Fair Market Value of each Participant's Account, and shall credit (or debit) each Account with its proportionate share of gains, earnings, income, losses or expenses of the Trust Fund.

         11.7 If there shall be more than one Trustee, they shall act by a majority of their number at a meeting, but may authorize one or more of them to sign papers on their behalf. The Trustees may also act by unanimous written consent in lieu of a meeting.

         11.8 Except as otherwise provided by ERISA, only the Company, the Plan Administrator, and the Trustees shall be necessary parties to any court proceeding involving the Trustees or the Trust Fund. No Participant or Beneficiary shall be entitled to any notice of process unless required by the Act. Any final judgment entered in any proceeding shall be conclusive upon the Company, the Plan Administrator, the Trustees, Participants, and Beneficiaries.

         11.9 Every Participant shall have the right to direct the Trustees as to the exercise of any voting rights for the shares of Company Securities then allocated to his Account with respect to any matter which involves the voting of such shares with respect to the approval or disapproval of any corporate merger or consolidation, recapitalization, re-classification, liquidation, dissolution, sale of substantially all assets of a trade of business, or such similar transaction as the Secretary of the Treasury may prescribe by regulation. On other matters the Trustees shall solicit and follow voting instructions from a Participant with respect to shares of Company Securities entitled to vote that are then allocated to his Account if the Company has a registration type class of Securities (as defined in Section 409(e)(4) of the Code).

         11.10 On a matter involving the voting of shares of Company Securities, the Trustees shall vote the shares of Company Securities then held in the Trust Fund (A) but not released from a Suspense Account or (B) otherwise not yet allocated to the Account of any Participant or (C) allocated to the Account of a Participant who has not provided the Trustees with the relevant voting instructions as described in Section 11.9, in proportion to the voting instructions of Participants as received by the Trustees with respect to such matter as described in Section 11.9, to the extent that such voting procedure does not violate the Trustees' duties under ERISA or other relevant law. If no voting instructions are received or are required from Participants with respect to a voting matter, the Trustees shall vote the shares of Company Securities held in the Trust Fund (including shares of Company Securities held in a Suspense Account and shares that have been allocated to the Accounts of Participants) in a manner that they choose.

         11.11 The Trustees and their assistants and representatives shall distribute benefits under the Plan in whole shares of Company Securities valued at fair market value at the time of distribution, cash, or a combination of both, as they were determined, provided, however, a Participant shall have the right to demand distribution entirely in whole shares of Company Securities (with the value of any fractional share paid in cash or with the balance in the Account applied to provide whole shares of Company Securities for distribution at the then fair market value). If the Company's charter or by-laws restrict ownership of substantially all shares of Company Securities to employees and the Trust, the distribution may be made entirely in cash without granting the Participant the right to demand distribution in shares of Company Securities.

         11.12 All or any portion of any cash dividends declared by the Company with respect to shares of Company Securities held by the Trust as of the ex-dividend date with respect to such dividends (including shares held in a Suspense Account and shares that have been allocated to the Accounts of Participants) may, at the discretion of the Company, be distributed to those individuals who are Participants (or to the Beneficiaries of such Participants) in the Plan as of such ex-dividend date (A) directly to such Participants (or their Beneficiaries), or (B) through the Trust provided that the Trust in such case distributes such dividends to such Participants (or Beneficiaries) within 90 days after the close of the Plan Year in which such dividends are paid. Those Participants (or Beneficiaries) entitled to a share in a distribution of cash dividends pursuant to this Section 11.12 shall receive such a distribution of dividends in proportion to the number of shares of Company Securities allocated to their Accounts as of the relevant ex-dividend date.

                  If the Company chooses not to distribute to Participants a portion of any cash dividends declared with respect to shares of Company Securities held by the Trust, then all, or any part, as the Company decides, of the portion of such dividends that are not to be distributed may be used to repay all or a part of the interest and/or principal on an Exempt Loan then outstanding; provided, however, that dividends on shares of Company Securities that have been allocated to the Account of a Participant may not be used to pay interest or principal on an

Exempt Loan unless shares of Company Securities having a Fair Market Value not less than the amount of such dividends so used are allocated to such Account for the Plan Year in which such dividends are so used. To the extent that dividends are not distributed to Participants or used to repay interest or principal on an Exempt Loan, such dividends, to the extent paid with respect to shares of Company Securities held in a Suspense Account shall be treated as an investment gain of the Trust, and to the extent paid with respect to shares of Company Securities allocated to the Accounts of Participants shall themselves be allocated to such Accounts as income.

         11.13 The Trustees and their assistants and representatives and the Trustees and its members, assistants and representatives shall be free from all liability for their acts and conduct in the administration of the Plan and Trust except for acts of willful misconduct; provided, however, that the foregoing shall not relieve any party from any liability for any responsibility, obligation or duty they may arise pursuant to ERISA or the Code.

         11.14 In the event of and to the extent not insured against by any insurance company pursuant to provisions of any applicable insurance policy, the Company shall indemnify and hold harmless, to the extent permitted by law, any individual, but not corporate, Trustees and their assistants and representatives and the Trustees and their assistants and representatives from any and all claims, demands, suits or proceedings which may in connection with the Plan or Trust be brought by the Company's Employees, Participants or their Beneficiaries or legal representatives, or by any other person, corporation, entity, government or agency thereof; provided, however, that such indemnification shall not apply to any such person for such person's acts of willful misconduct in connection with the Plan or Trust.

         11.15 If a tender offer is made for all or a portion of the outstanding shares of Company Securities, the Trustees shall poll the Participants with regard to such tender offer on the basis of the number of shares of Company Securities then allocated to their Accounts and shall, to the extent consistent with their duties under ERISA or other relevant law, tender the shares of Company Securities held in the Trust Fund (including shares held in a Suspense Account or shares allocated to the Accounts of Participants) if, and only if, the number of votes of Participants in favor of a tender is greater than the number of votes of Participants opposed to tender.

                                 ARTICLE TWELVE

                                 TOP HEAVY RULES

         12.1 Special Definitions. For the purposes of this Article Twelve, the following words and phrases shall have the meanings set forth below:

                  a) "Aggregate Account" means, as of the Determination Date, the sum of:

                           i) a Participant's account balance as of the most
                  recent valuation occurring within a twelve (12) consecutive month period ending on the Determination Date, including, in the case of a plan subject to the minimum funding standards of
                  Section 412 of the Code, amounts that would be allocated to such account as of a date not later than the Determination Date even though such amounts are not yet required to be contributed to the plan by such Determination Date;

                           ii) an adjustment for any contribution due as of the
                  Determination Date. In the case of a plan not subject to the minimum funding standards of Section 412 of the Code, such adjustment shall be the amount of any contributions actually made after the valuation date but on or before the Determination Date. In the case of a plan that is subject to the minimum funding standards of Section 412 of the Code, such adjustment shall include any contribution made, or due to be made, after the valuation date but before the expiration of the extended payment period described in Section 412(c)(10) of the Code. In the first plan year, such adjustment shall also reflect the amount of any contributions made after the Determination Date that are allocated as of a date in the first plan year;

                           iii) any plan distributions made within the plan year
                  that includes the Determination Date or within the four (4) preceding plan years. However, in the


                                     XII-1
                  case of distributions made after the valuation date and prior to the Determination Date, such distributions are not included as distributions for the purposes of this Article Twelve to the extent that such distributions are already included in the Participant's Aggregate Account balance as of the valuation date. Notwithstanding anything herein to the contrary, all distributions, including distributions made prior to the first Plan Year beginning after December 31, 1983 will be counted.

                           iv) any employee contributions, whether voluntary or
                  mandatory provided, however, that amounts attributable to "deductible employee contributions", as defined in Section 72(o)(5)(A) of the Code, if any, shall not be considered to be a part of the Participant's Aggregate Account balance.

                           v) with respect to unrelated rollovers and
                  plan-to-plan transfers (ones which are both initiated by the employee and made from a plan maintained by one employer to a plan maintained by another employer that is not an ERISA Affiliate), if the Plan provides for rollovers or plan-to-plan transfers, it shall always consider such rollovers or plan-to-plan transfers as a distribution for the purposes of this Article Twelve.

                           vi) If the plan is the plan accepting such rollovers
                  or plan-to-plan transfers, it shall not consider any such rollovers or plan-to-plan transfers accepted after December 31, 1983 as part of the Participant's Aggregate Account balance. However, rollovers or plan-to-plan transfers accepted prior to January 1, 1984 shall be considered as part of the Participant's Aggregate Account balance.


                                     XII-2

                           vi) with respect to related rollovers and
                  plan-to-plan transfers (ones either not initiated by the employee or made to a plan maintained by an ERISA affiliate), if the plan provides for rollovers or plan-to-plan transfers, they shall not be counted as a distribution for purposes of this Article Twelve. If the plan is the plan accepting such rollover or plan-to-plan transfer, it shall consider such rollover or plan-to-plan transfer as part of the Participant's Aggregate Account balance, irrespective of the date on which such rollover or plan-to-plan transfer is accepted.

                           vii) If any individual is a non-key Employee with
                  respect to any Plan for any Plan Year, but such individual was a Key Employee with respect to such Plan for any prior Plan Year, any accrued benefit for such Employee (and the account of such Employee) shall not be taken into account.

                           viii) If any individual has not performed services
                  for the Employer maintaining the Plan at any time during the 5-year period ending on the determination date, any accrued benefit for such individual (and the account of such individual) shall not be taken into account.

                  b) "Aggregation Group" means either a Required Aggregation Group or a Permissive Aggregation Group, as hereinafter determined.

                           i) Required Aggregation Group: In determining a
                  Required Aggregation Group hereunder, each plan of the Employer in which a Key Employee is a Participant, or has been a Participant (regardless of whether the Plan has terminated) during the plan year containing the Determination Date, or in any of the four (4) preceding plan years, and each other plan of the employer


                                     XII-3
                  which enables any plan in which a Key Employee participates to meet the requirements of Sections 401(a)(4) or 410 of the Code during such period, will be required to be aggregated. Such group shall be known as a Required Aggregation Group. In the case of a Required Aggregation Group, each plan in the group will be considered a "Top Heavy Plan" if the Required Aggregation Group is a Top Heavy Group. No plan in the Required Aggregation Group will be considered a Top Heavy Plan if the Aggregation Group is not a Top Heavy Group.

                           ii) Permissive Aggregation Group: the employer may
                  also include any other plan which provides comparable benefits but is not required to be included in the Required Aggregation Group, provided the resulting group, taken as a whole, would satisfy the provisions of Sections 401(a)(4) and 410 of the Code. Such group shall be known as a Permissive Aggregation Group. In the case of a Permissive Aggregation Group, only a plan that is part of the Required Aggregation Group will be considered a Top Heavy Plan if the Permissive Aggregation Group is a Top Heavy Group. No plan in the Permissive Aggregation Group will be considered a Top Heavy Plan if the Permissive Aggregation Group is not a Top Heavy Group.

                           iii) Only those plans of the employer, in which the
                  Determination Dates fall within the same calendar year, shall be aggregated in order to determine whether such plans are Top Heavy Plans.

                  c) "Determination Date" means (1) the last day of the preceding plan year, or (2) in the case of the first plan year, the last day of such plan year.


                                     XII-4

                  d) "Key Employee" means any employee (former employee, or the beneficiary of such employee) who, at any time during the plan year containing the Determination Date or any of the preceding four (4) plan years, is or was:

                           i) an "officer of the employer" (as defined within
                  the meaning of the regulations issued under Section 416 of the
                  Code) having annual compensation that, for a plan year, exceeds l50% of the amount referred to in Section 415(c)(l)(A) of the Code as in effect for the calendar year in which the plan year ends.

                           ii) one of the ten (10) Employees owning (or
                  considered as owning within the meaning of Section 318 of the
                  Code) the largest percentage ownership interest in value in the employer or in any of the employers required to be aggregated under Sections 414(b), (c) or (m) of the Code, if:
                  (A) such ownership interest exceeds one-half percent (1/2%) and, (B) if such Employee's annual compensation during the Plan Year of such ownership exceeds the amount referred to in
                  Section 415(c)(l)(A) of the Code as in effect for the calendar year in which such plan year ends. For purposes of determining ownership in an entity other than a corporation, the rules of
                  Section 318 of the Code shall apply in a manner similar to the way in which they apply for purposes of determining ownership in a corporation. For non-corporate interests, capital or profits interest must be substituted for stock.

                           iii) a "5-percent owner" of the employer. "5-percent
                  owner" means any employee who owns (or is considered as owning within the meaning of Section 318 of the Code) more than five percent (5%) of the value of the


                                     XII-5
                  outstanding stock of the employer or stock possessing more than five percent (5%) of the total combined voting power of all stock of the employer. If the Employer is not a corporation, a 5 percent (5%) owner is any Employee who owns more than 5 percent (5%) of the capital or profit interest in the Employer.

                           iv) a "1-percent owner" of the employer having an
                  annual compensation from the employer of more than $150,000. "1-percent owner" means any employee who owns (or is considered as owning within the meaning of Section 318 of the
                  Code) more than one percent (1%) of the value of the outstanding stock of the employer or stock possessing more than one percent (1%) of the total combined voting power of all stock of the employer. If the Employer is not a corporation, a 1-percent owner is any Employee who owns more than 1 percent of the capital or profit interest in the Employer.

                           v) For the purposes of determining percentage
                  ownership in accordance with the provisions of this Article Twelve, employers that would otherwise be aggregated under Sections 414(b), (c) or (m) of the Code shall be treated as separate employers. However, in determining whether an employee has compensation of more than $150,000, compensation from all employers required to be aggregated under Sections 414(b), (c) or (m) the Code shall be taken into account.

                  e) "Non-key Employee" means any Employee who is not a Key Employee.

                  f) "Top Heavy Plan Year" means that, for a particular plan year commencing after December 31, 1983, the Plan is a Top Heavy Plan.


                                     XII-6

         12.2 Determination of Top Heavy Status.

                  a) An Aggregation Group shall be a "Top Heavy Group" for any plan year commencing after December 31, 1983 in which, as of the Determination Date, the sum of the Present Value of Accrued Benefits of Key Employees and the Aggregate Account balances of Key Employees under the plan and all plans of an Aggregation Group exceeds sixty percent (60%) of the sum of the Present Value of Accrued Benefits and the Aggregate Account balances of all employees under the plan and all plans of the Aggregation Group.

                  b) The plan shall be a "Super Top Heavy Plan" for any plan year commencing after December 31, 1983 in which, at the Determination Date, the sum of the Present Value of Accrued Benefits of Key Employees and the Aggregate Account balances of Key Employees under the Plan and all plans of an Aggregation Group exceeds ninety percent (90%) of the sum of the Present Value of Accrued Benefits and the Aggregate Account balances of all employees under the plan and all plans of the Aggregation Group.

                  c) "Present Value of Accrued Benefit" means, in the case of a defined benefit plan, the present value of an Accrued Benefit, as determined under the provisions of the applicable defined benefit plan and in compliance with Reg. Section 1.416-1 (T-25 and T-26).

                  d) In determining Top Heavy Status, the accrued benefit of (I) an individual who is not a Key Employee with respect to any Plan in an Aggregation Group for a Plan Year, but who was a Key Employee with respect to a Plan in an Aggregation Group for a prior Plan Year, and
         (II) an individual who performed no services for the Company of an ERISA Affiliate during the 5 year period ending on the Determination Date, shall be disregarded.

         12.3 Top Heavy Plan Requirements. For any Top Heavy Plan Year, the Plan shall provide the following:


                                     XII-7

                  a) Special minimum benefit and contribution requirements of
         Section 416(c) of the Code, pursuant to Section 12.4 of the plan.

                  b) Special vesting requirements of Section 416(b) of the Code, pursuant to Section 12.7 of the plan.

                  c) Special compensation requirements of Section 416(d) of the Code, pursuant to Section 12.6 of the plan.

                  d) Special benefit limitations of Section 416(h) of the Code, pursuant to Section 12.5 of the plan.

         12.4 Minimum Allocations and Benefits.

                  a) In the case of a defined contribution plan, for any Top Heavy Plan Year, the sum of employer contributions and forfeitures allocated to the account of each Non-key Employee who is a Participant and who has not terminated employment by the end of such Plan Year (including (A) Participants who fail to complete at least 1,000 Hours of Service during the Plan Year, (B) employees who are excluded from the plan or accrue no benefit because their compensation is less than a stated amount, and (C) employees who are excluded from the Plan or accrue no benefit because they fail to make mandatory contributions, or, in the case of a plan intended to qualify under Section 401(k) of the Code, elective contributions shall be equal to at least three percent (3%) of such Non-Key Employee's compensation. However, should the sum of the Employer's contributions and forfeitures allocated to the account of each Key Employee for such Top Heavy Plan Year be less than three percent (3%) of each such Key Employee's compensation, the sum of the Employer's contributions and forfeitures allocated to the account of each Non-key Employee who is a Participant (including the employees referred to in the preceding sentence) shall be equal to the highest percentage allocated to the account of a Key


                                     XII-8

         Employee. The preceding sentence shall not apply to any plan required to be included in an aggregation group if such plan enables a defined benefit plan required to be included in such group to meet the requirements of Section 401(a)(4) or Section 410 of the Code. For plan years beginning after December 31, 1984, amounts that an employee elects to defer pursuant to a plan intended to qualify under Section 401(k) of the Code shall be treated as employer contributions for purposes of this paragraph.

                  b) In the case of a defined benefit plan, for any Top Heavy Plan Year, the Accrued Benefit, when expressed as an Annual Retirement Benefit (as defined below), of a Participant who is a Non-key Employee and who has completed at least one thousand (1,000) Hours of Service during the plan year (including employees who are excluded from the Plan or accrue no benefit because their compensation is less than a stated amount and employees who are excluded from the plan or accrue no benefit because they fail to make mandatory contributions) will be at least equal to the lesser of (I) the product of (A) an Employee's average annual compensation for the period of consecutive years (not exceeding five) when the Employee had the highest aggregate compensation from the Employer and (B) 2% per year of service with the Employer, or (II) 20%.

                           i) The foregoing defined benefit minimum is
                  determined without regard to any Social Security contribution or benefit.

                           ii) "Annual Retirement Benefit" means a benefit which
                  commences at age 65 and is payable annually in the form of a single life annuity.

                           iii) "A year of Top Heavy Service" shall be a Year of
                  Service as determined under the rules of Section 411(a)(4)(5) and (6) of the Code, provided, however, that a Plan may disregard any year of service if the Plan was not top


                                     XII-9
                  heavy for any Plan Year ending during such year of service, or if the year of service was completed in a Plan Year beginning before January 1, 1984.

                  c) Notwithstanding anything herein to the contrary, in any plan year in which both a defined benefit plan and a defined contribution plan are part of a Top Heavy group the following rules shall apply: For each Non-key Employee who is participating in the Top Heavy defined contribution plan maintained by the employer, the defined contribution minimum, as provided under Section 12.4(b) above, shall accrue, and the defined benefit minimum shall not be applicable. For each other Non-key Employee who is a participant in the Top Heavy defined benefit plan maintained by the Employer, the employer shall satisfy the minimum contribution requirement of Section 12.4(b).

         12.5 Multiple Plan Reduction for Top Heavy Plan Years.

                  a) For any Top Heavy Plan Year, 1.0 shall be substituted for
         1.25 in the multiple plan reduction provisions of the plan, unless (1) the defined contribution minimum is made pursuant to Section 12.4(a) with "four percent (4%)" substituted for "three percent (3%)", or (2) the defined benefit minimum accrues pursuant to Section 12.4(b) with "three percent (3%)" substituted for "two percent (2%)", and "thirty percent (30%)" substituted for "twenty percent (20%)". However, for any plan year in which the plan is a Super Top Heavy Plan, 1.0 shall be substituted for 1.25 without exception.

                  b) For any Top Heavy Plan Year, $41,500 shall be substituted for $51,875 in determining the "transition fraction" defined in Code
         Section 415(e)(6)(b)(i) as it applies to this Plan, unless the extra minimum benefit accrual is made pursuant to Section 12.5(a). However, for any limitation year in which the Plan is a Super Top Heavy Plan, $41,500 shall be substituted for $51,875 without exception.


                                     XII-10

         12.6 Includible Compensation.

                  Compensation in excess of $200,000 (or such other amount as the Secretary of the Treasury may prescribe by the regulations issued under
Section 416 of the Code) shall be disregarded in determining a Participant's benefit with respect to Top Heavy Plan Years, and, in the case of a defined benefit plan, with respect to years prior to and including such Top Heavy Plan Years; provided, however, that this paragraph shall not reduce the accrued annual benefit of any Participant determined as of the end of the last year before the plan became a Top Heavy Plan (but ignoring any plan amendments subsequent to the date).

         12.7 Minimum Vesting.


                  For any Top Heavy Plan Year, the vested interest in his Accrued Benefit of each Participant who has been credited with at least one (1) Hour of Service during such Top Heavy Plan Year (including benefits accrued before the effective date of Section 416 of the Code and before the plan became a Top Heavy Plan, but not including benefits that were forfeited before the plan became a Top Heavy Plan) shall not be less than the applicable percentage of
Section 7.7(b) of the Plan, nor less than the applicable percentage indicated by the following schedule:

Years of Vesting Service                         Minimum Vesting Percentage
------------------------                         --------------------------
      Less than 2                                               0
                2                                              20
                3                                              40
                4                                              60
                5                                              80
        6 or more                                             100

For purposes of this Section 12.7, Years of Vesting Service which may be disregarded under Section 411(a)(4) of the Code shall not be taken into account.

                  Should the plan cease to be a Top Heavy Plan, this minimum vesting schedule shall no longer apply provided, however, that: (a) a Participant's vested percentage shall not be


                                     XII-11
less than his vested percentage determined pursuant to the above minimum vesting schedule as of the end of the last Top Heavy Plan Year, and (b) such reversion to the original vesting schedule of the plan shall be treated as change in the plan's vesting schedule so that for each Participant with three (3) or more years of service the provisions of Section 14.6 of the Plan shall apply.


                                     XII-12

                                ARTICLE THIRTEEN

                                  MISCELLANEOUS

         13.1 The Trustees and the Company in no way guarantee the Trust Fund from loss or depreciation, and the Company does not guarantee the payment of any money which may be or becomes due to any person from the Trust Fund. The liability of the Trustees to make any payment from the Trust Fund at any time and all times is limited to the then available assets of the Trust Fund.

         13.2 Words used in the masculine hereunder shall apply to the feminine where applicable and the plural shall be read as the singular, and the singular as the plural, wherever the context dictates.

         13.3 All questions with respect to the interpretation of this Agreement shall be determined by the laws of the State of New York, except to the extent Federal law controls.

         13.4 Conditional upon prior approval by the Company, any ERISA Affiliate may participate in this Plan as a participating company, provided it shall make, execute and deliver such instruments as the Company and the Trustees shall require. Such an ERISA Affiliate shall accept the Company as its agent to act for it in all transactions in which the Company believes such agency will facilitate the administration of the Plan. Any such ERISA Affiliate may withdraw from participation in this Plan upon written notice to the Company and the Trustees, and upon such withdrawal this Plan shall automatically terminate insofar as it relates to such withdrawing participating organization and its employees.

         13.5 Nothing contained in this Plan, or with respect to the establishment of the Trust, or any modification or amendment to the Plan or Trust, or in the creation of any Account, or the payment of any benefit, shall give any Employee, Employee-Participant or any Beneficiary any right to continue employment, any legal or equitable right against the Company, or Employee of


                                     XIII-1
the Company, or against the Trustees, or their agents or employees, or against the Plan Administrator, except as expressly provided by the Plan, the Trust, the Act or by a separate agreement.


                                     XIII-2

                                ARTICLE FOURTEEN

                            AMENDMENT AND TERMINATION

         14.1 The Company has the right to amend this Agreement at any time it deems necessary or advisable in order to maintain qualification of this Plan and Trust under the Code. It may further amend this Agreement for any other purpose provided no such amendment shall permit the Trust Fund to be used for or diverted to purposes other than for the exclusive benefit of the Participants or their beneficiaries or estates, or cause or permit any portion of the trust Fund to revert to or become the property of the Company.

         14.2 The Company shall make all amendments in writing which shall state the date on which they are retroactively or prospectively effective.

         14.3 The Company or any Employer has the right to suspend or discontinue its contributions under the Plan at any time. The Company may at any time terminate this Plan. The Plan shall terminate upon the first to occur of the following: (a) the date terminated by action of the Company; (b) the date the Company is judicially declared bankrupt or insolvent; (c) the dissolution, merger, consolidation or reorganization of the Company or the sale by the Company of all or substantially all of its assets, unless the successor or purchaser makes provisions to continue the Plan, in which event the successor or purchaser shall substitute itself as the Company under the Plan.

         14.4 Notwithstanding any other provision of this Plan to the contrary, upon the date of either partial or full termination of the Plan, or of complete discontinuance of contributions to the Plan, an affected Participant's right to his Account shall be one hundred (100) percent non-forfeitable.

         14.5 The Trustees shall not consent to, or be a party to, any merger or consolidation with another Plan, or to a transfer of assets or liabilities to another Plan unless immediately after


                                     XIV-1
the merger, consolidation or transfer, the surviving Plan provides each Participant a benefit equal to or greater than the benefit each Participant would have received had the Plan terminated immediately before the merger, consolidation or transfer. Upon termination of the Plan, the Trust shall continue until the Trustees have distributed all of its benefits under the Plan.

         14.6 The Company shall not amend the vesting schedule (and no amendment shall be effective) if the amendment reduces the non-forfeitable percentage of any Participant's Account balance derived from Employer contributions (determined as of the later of the date the Company adopts the amendment or the date the amendment becomes effective) to a percentage less than the non-forfeitable percentage computed under the Plan without regard to the amendment. If the Company amends the vesting schedule, each Participant having completed at least three (3) Years of Service with the Company before this expiration of the election period may irrevocably elect during the election period to have the non-forfeitable percentage of his Account balance computed under the Plan without regard to the amendment. For purposes of the preceding sentence the election period shall begin no later than the date the Plan amendment is adopted and end no earlier than the latest of (i) the date which is sixty (60) days after the day the Plan amendment is adopted; (ii) the date which is sixty (60) days after the day the Plan amendment becomes effective, or (iii) the date which is sixty (60) days after the day the participant is given written notice of the Plan amendment by the Company or the Trustees. The Plan Administrator, as soon as practicable, shall forward a true copy of any amendment to the vesting schedule to each affected Participant, together with an explanation of the effect of the amendment, the appropriate form upon which the Participant may make an election to remain under the vesting schedule provided under the Plan prior to the amendment and notice of the


                                     XIV-2
time within which the Participant must make an election to remain under the prior vesting schedule.


                                     XIV-3

                                ARTICLE FIFTEEN

                        REPURCHASE OF COMPANY SECURITIES

         15.1 Shares of Company Securities distributed by the Trustees shall be subject to a "right of first refusal" which shall provide that, prior to any subsequent transfer, such shares must first be offered in writing to the Company and then if refused by the Company, to the Trust at the then Fair Market Value, or, if greater, at the purchase price offered by the first buyer making a good faith offer to purchase. A bona fide written offer from an independent prospective buyer shall be deemed to be the fair market value of such shares for this purpose. The Company and the Trustees (on behalf of the Trust) shall have fourteen (14) days from the date the Company receives notice of the offer to exercise the right of first refusal on the same terms offered by the prospective buyer. A Participant (or Beneficiary) entitled to a distribution of Company Securities shall be required to execute an appropriate stock transfer agreement evidencing the right of first refusal prior to receiving a certificate for Company Securities. The right of first refusal shall only apply if the Company Securities otherwise subject thereto are not publicly traded at the time the right is to be exercised. The right of first refusal shall be administered in accordance with Treasury Regulation Section 54.4975-7(b)(9).

         15.2 The Company shall issue a "put option" to each Participant receiving a distribution of Company Securities from the Trust if such Company Securities are not readily tradeable on an established market when distributed, or are subject to a trading limitation. The put option shall permit the Participant (or his Beneficiary) to sell such Company Securities to the Company at any time during two option periods at their then Fair Market Value.

                  The first put option period shall be a period of at least sixty (60) days beginning on the date of distribution of Company Securities to the Participant. The second put option period shall be a period of at least sixty (60) days beginning after the new determination of the fair market value of Company Securities by the Trustees (and notice to the Participant) in the next following Plan Year. The Company may permit the Trustees to direct the Trustee to purchase Company Securities tendered to the Company under a put option. Payment for such securities shall be made in a lump sum, over a period beginning not later than 30 days after the exercise of the put option. The put option shall be administered in accordance with Treasury Regulation Section 54.4975-7(b)(l0,)(11) and (12).

         15.3 Shares of Company Securities held or distributed by the Trustees may include such legend restrictions on transferability as the Company may reasonably require to assure compliance with applicable Federal and state securities laws. Except as otherwise provided herein, no shares of Company Securities held or distributed by the Trustees may be subject to a put, call or other option or buy--sell or other similar arrangement.

         15.4 If shares of Company Securities are not readily tradeable on an established securities market, all valuations of such shares with respect to an activity carried on by the Plan shall be made by an independent appraiser meeting requirements similar to the requirements for an appraiser under regulations promulgated by the Secretary of the Treasury or his delegates pursuant to Section 170(a)(l) of the Code.

         15.5 The provisions of this Article Fifteen shall continue to apply to shares of Company Securities even if this Plan ceases to be an Employee Stock Ownership Plan under section 4975 (e)(7) of the Code.

         IN WITNESS WHEREOF, this Plan has been executed this 5th day of January, 1989.

                                   STANDARD MOTOR PRODUCTS, INC.


                                   By:      /s/
                                           -------------------------------


                                            /s/
                                           -------------------------------
                                                  (Trustee)


                                            /s/
                                           -------------------------------
                                                  (Trustee)


                                            /s/
                                           -------------------------------
                                                  (Trustee)

ATTEST:

/s/
-------------------------------

                                   APPENDIX I

                           LIST OF ADOPTING EMPLOYERS

Name                                       Effective Date of Adoption
----                                       --------------------------
Stanric, Inc.                                    January 1, 1989

                                TABLE OF CONTENTS

                                                                            PAGE
ARTICLE ONE       DEFINITIONS...........................................     I-1

ARTICLE TWO       PURPOSE...............................................    II-1

ARTICLE THREE     PARTICIPANTS..........................................   III-1

ARTICLE FOUR      COMPANY CONTRIBUTIONS.................................    IV-1

ARTICLE FIVE      EMPLOYEE CONTRIBUTIONS................................     v-1

ARTICLE SIX       ALLOCATIONS OF CONTRIBUTIONS AND FORFEITURES..........    VI-1

ARTICLE SEVEN     TERMINATION OF EMPLOYMENT.............................   VII-1

ARTICLE EIGHT     MANNER OF PAYMENT.....................................  VIII-1

ARTICLE NINE      ADMINISTRATION........................................    IX-1

ARTICLE TEN       CLAIMS PROCEDURE......................................     X-1

ARTICLE ELEVEN    TRUSTEES POWERS AND DUTIES............................    XI-1

ARTICLE TWELVE    TOP HEAVY RULES.......................................   XII-1

ARTICLE THIRTEEN  MISCELLANEOUS.........................................  XIII-1

ARTICLE FOURTEEN  AMENDMENT AND TERMINATION.............................   XIV-1

ARTICLE FIFTEEN   REPURCHASE OF COMPANY SECURITIES......................    XV-1

         An extra section break has been inserted above this paragraph. Do not delete this section break if you plan to add text after the Table of Contents/Authorities. Deleting this break will cause Table of Contents/Authorities headers and footers to appear on any pages following the Table of Contents/Authorities.


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